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                                                         [CONFORMED AS EXECUTED]

Exhibit 10.10

                  AMENDED AND RESTATED PREFERRED STOCK ISSUANCE
                       AND CAPITAL CONTRIBUTION AGREEMENT

            AMENDED AND RESTATED PREFERRED STOCK ISSUANCE AND CAPITAL CONTRIBUTION AGREEMENT (this "Agreement"), dated as of October 20, 1999, as amended and restated as of March 27, 2000, and as further amended and restated as of November 9, 2000, among Fairpoint Communications, Inc. (formerly known as MJD Communications, Inc.), a Delaware corporation ("Parent") and First Union National Bank, as Administrative Agent (the "Administrative Agent") for (and as representative on behalf of) the Lenders (as defined below).

                              W I T N E S S E T H:

            WHEREAS, Parent desires that the Lenders and the Administrative Agent enter into an Amended and Restated Credit Agreement dated as of October 20, 1999, as amended and restated as of March 27, 2000, and as further amended and restated as of November 9, 2000 (as amended, restated, supplemented or modified from time to time in accordance with the terms thereof, the "Credit Agreement") among FairPoint Communications Solutions Corp. (the "Borrower"), the lenders named therein (together with their respective successors and assigns, the "Lenders"), First Union Securities, Inc. and Banc of America Securities LLC, as Co-Arrangers and Co-Book Managers, Bank of America, N.A., as Syndication Agent, Bankers Trust Company, as Documentation Agent, and the Administrative Agent;

            WHEREAS, upon certain Events of Default under the Credit Agreement, but subject to certain conditions, Parent shall have the obligation to issue shares of its preferred stock to the Lenders, subject to certain cure rights as provided below; and

            WHEREAS, the execution and delivery of this Agreement is a condition precedent to the Lenders' obligation to make Loans (as defined in the Credit Agreement).

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. DEFINED TERMS

            1.1 Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. For purposes of this Agreement, the following terms shall have the meanings herein specified unless the context requires otherwise. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular.

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.


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            "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Agent's Notice" shall have the meaning provided in Section 2.2 hereof.

            "Agreement" shall mean this Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, as the same may be from time to time further modified, amended, amended and restated and/or supplemented.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Capital Contribution Amount" shall have the meaning provided in
Section 2.1(c) hereof.

            "Closing Date" shall have the meaning provided in Section 3.2 hereof.

            "Commission" shall mean, at any time, the Securities and Exchange Commission or any other federal agency then administering the Act and other Federal securities laws.

            "Consolidated Capital Expenditures Covenant" shall have the meaning provided in Section 2.1(c) hereof.

            "Consolidated Capital Expenditures Default" shall have the meaning provided in Section 2.1(c) hereof.

            "Consolidated Debt Covenant" shall have the meaning provided in
Section 2.1(c) hereof.

            "Consolidated Debt Default" shall have the meaning provided in
Section 2.1(c) hereof.

            "Consolidated Senior Debt Covenant" shall have the meaning provided in Section 2.1(c) hereof.

            "Consolidated Senior Debt Default" shall have the meaning provided in Section 2.1(c) hereof.

            "Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

            "Damages" shall have the meaning provided in Section 3.7 hereof.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Lenders" shall have the meaning provided in the recitals to this Agreement.


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            "Notice Date" shall have the meaning provided in Section 2.1(a)
hereof.

            "Parent" shall have the meaning provided in the first paragraph of this Agreement.

            "Parent Investment" shall have the meaning provided in Section 2.1(a) hereof.

            "Parent Preferred Stock Conversion" shall have the meaning provided in Section 3.1 hereof.

            "Purchasers" shall have the meaning provided in Section 3.1 hereof.

            "Senior Subordinated Notes" shall mean the Senior Subordinated Notes of Parent due 2008 and the Senior Subordinated Notes of Parent due 2010.

            "Specified Event of Default" shall have the meaning provided in
Section 2.1(c) hereof.

            SECTION 2.

            2.1 Preferred Stock Conversion; Parent Investment; . (a) Subject to
Section 2.1(b) hereof, if a Specified Event of Default exists, as evidenced in the Officers' Certificate required to be delivered pursuant to Section 8.01(e) of the Credit Agreement, Parent shall provide notice to the Lenders that such Lenders may exercise a Parent Preferred Stock Conversion pursuant to (and to the extent permitted by) Section 5.02(k) of the Credit Agreement and this Agreement; provided that Parent shall have the option, at its sole discretion, to purchase for cash (each, a "Parent Investment"), not later than the thirtieth Business Day after the date such Officers' Certificate has been or should have been delivered pursuant to the Credit Agreement (such earlier date, the "Notice Date"), additional shares of common stock of the Borrower (or, at Parent's option, increase its equity account in the Borrower in lieu of receiving additional shares) for an aggregate cash purchase price equal to the Capital Contribution Amount in order to cure such Specified Event of Default (subject to the limitation on the right to cure set forth in the final paragraph of Section 10 of the Credit Agreement). If Parent makes a Parent Investment, the Lenders shall not have the right to exercise a Parent Preferred Stock Conversion in respect of such Specified Event of Default. Parent shall not have any obligation under this Agreement to make or cause to be made any investment in the Borrower.

            (b) Notwithstanding any provision herein to the contrary, Parent (i) shall not make any Parent Investment pursuant to Section 2.1(a) of this Agreement in an amount that is greater than (A) the amount, if any, permitted to be contributed by Parent pursuant to the Parent Credit Agreement and (B) the amount, if any, permitted to be contributed by Parent pursuant to the indentures governing the Senior Subordinated Notes. Parent agrees that it shall not (i) enter into any amendment, modification or supplement to the Parent Credit Agreement or the Senior Subordinated Notes to the extent that the direct or intended effect of such amendment, modification or supplement is to prohibit or limit Parent's ability to make any Parent Investment and (ii) enter into any agreement which would prohibit Parent from making any Parent Investment.


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            (c) As used herein, (A) a "Specified Event of Default" means the failure of the Borrower to comply with (i) the Consolidated Capital Expenditures covenant (the "Consolidated Capital Expenditures Covenant") contained in Section
9.05 of the Credit Agreement (the "Consolidated Capital Expenditures Default"),
(ii) the Consolidated Senior Debt to Capitalization covenant (the "Consolidated Senior Debt Covenant") contained in Section 9.13 of the Credit Agreement (the "Consolidated Senior Debt Default") or (iii) the Consolidated Debt to Capitalization covenant (the "Consolidated Debt Covenant") contained in Section
9.14 of the Credit Agreement (the "Consolidated Debt Default"), in each case as such covenant (and the definitions used therein) are in effect from time to time; and (B) the "Capital Contribution Amount" shall mean (i) in the case of the Consolidated Capital Expenditure Default, an amount equal to the Consolidated Capital Expenditures made by the Borrower and its Subsidiaries in excess of the amount permitted by the Consolidated Capital Expenditures Covenant and (ii) in the case of the Consolidated Senior Debt Default or the Consolidated Debt Default, as the case may be, the amount which, when applied to increase the cash of the Borrower in connection with the calculation of the Consolidated Senior Debt Covenant or the Consolidated Debt Covenant, as the case may be, will cause the Borrower to have been in compliance with such covenant during the testing period for which the Borrower failed to be in compliance.

            2.2. Agent's Notice. If for any reason the Borrower shall fail to deliver the Conversion/Contribution Certificate (as defined in the Credit Agreement) to Parent as required pursuant to Section 5.02(l) of the Credit Agreement, the Administrative Agent shall have the right to deliver any such notice or certificate (an "Agent's Notice") which, if applicable, shall demand that Parent provide the option to make the Parent Preferred Stock Conversion (subject to the right to make an Parent Investment as described herein), in each case in accordance herewith.

            SECTION 3. PURCHASE OF PREFERRED STOCK.

            3.1 Issuance of Preferred Stock. Subject to the terms and conditions hereinafter set forth, and in accordance with (and to the extent permitted by)
Section 5.02(k) of the Credit Agreement, each Lender (each a "Purchaser," and collectively, the "Purchasers") shall have the option to convert all or a portion of such Lender's outstanding Loans (and accrued and unpaid interest and Fees thereon) into Parent Preferred Stock (each such conversion, a "Parent Preferred Stock Conversion").

            3.2 Time and Place of the Closing. Each Parent Preferred Stock Conversion shall take place on a closing date (each a "Closing Date") at such place and time that the prospective Purchaser and Parent shall mutually agree upon, which, in any event, shall be no later than the date which is 10 Business Days after the respective Purchaser has given Parent notice of its exercise of its option to effect a Parent Preferred Stock Conversion.

            3.3 Representations and Warranties of Parent. In order to induce the Purchasers to purchase the Parent Preferred Stock, Parent represents and warrants to each Purchaser that:

            (a) Authority, Binding Effect. Parent has the full power and authority to enter into each Parent Preferred Stock Conversion and to incur and perform the obligations in


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connection therewith, all of which have been duly authorized by all necessary corporate action. Each Parent Preferred Stock Conversion will not violate any provision of any applicable law known to be applicable to it or the Articles of Incorporation or the By-Laws of Parent or any material agreement or instrument by which it is bound, and will not result in the creation of any material encumbrance or charge upon any of its assets. Each Parent Preferred Stock Conversion will constitute a valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws and judicial decisions of general applicability relating to or affecting creditors rights and to general principles of equity.

            (b) Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

            (c) Shares Fully Paid, Non-Assessable. The Parent Preferred Stock, when issued and delivered, will be validly issued, fully paid and non-assessable.

            (d) No Proceedings. There is no action, proceeding or investigation pending or, to the knowledge of Parent, threatened in writing, nor is there any basis, to its knowledge, for any action, proceeding or investigation, against it or any of its properties or assets which could reasonably be expected to have a material adverse effect on the business operations, financial condition or results of operations of Parent as a whole, or the ability of Parent to perform its obligations in connection with the Parent Preferred Stock Conversion.

            (e) Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Parent is, or will be, entitled to any commission or broker's or finder's fees from Parent, or from any person controlling, controlled by or under common control with Parent, in connection with the Parent Preferred Stock Conversion.

            3.4 Representations and Warranties of Purchaser. In order to induce Parent to issue the Parent Preferred Stock, each Purchaser (as to itself only) represents and warrants to Parent that:

            (a) Purchase for Investment. Each Purchaser will acquire Parent Preferred Stock for its own account for investment and not with a view toward any resale or distribution thereof.

            (b) Securities Laws. Each Purchaser understands that Parent Preferred Stock has not been registered under the Act or under any state securities laws and may not be sold or transferred unless it is subsequently registered under the Act and any applicable state or other securities laws, or unless exemptions from registration under such laws are available.

            (c) Knowledge. Each Purchaser represents that it is experienced in investment matters, fully understands the transactions contemplated by a Parent Preferred Stock Conversion, has the knowledge and experience in financial matters as to be capable of evaluating the merits and risks of its investment and has the financial ability and resources to bear the economic risks of its investment.


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            (d) Accredited Investor. Each Purchaser is an "accredited investor"
as defined in Rule 501(a) under the Act.

            (e) Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of any Purchaser is, or will be, entitled to any commission or broker's or finder's fees from such Purchaser, or from anyone controlling, controlled by or under common control with such Purchaser, in connection with a Parent Preferred Stock Conversion.

            3.5 Conditions to the Obligations of each Purchaser. The obligation of each Purchaser to purchase Parent Preferred Stock pursuant to a Parent Preferred Stock Conversion is subject to the satisfaction of, or the waiver by each Purchaser of, the following conditions at or prior to the respective Closing Date for such Parent Preferred Stock Conversion:

            (a) Representations and Warranties. The representations and warranties of Parent contained in Section 3.3 hereof shall be true and correct in all material respects on and as of the respective Closing Date for such Parent Preferred Stock Conversion.

            (b) Agreements, Conditions and Covenants. Parent shall have performed or complied in all material respects with all agreements, conditions and covenants required in connection with the respective Parent Preferred Stock Conversion to be performed or complied with by it on or before the respective Closing Date for such Parent Preferred Stock Conversion.

            (c) Share Certificate. Such Purchaser shall have received on the respective Closing Date certificates evidencing the Parent Preferred Stock, duly completed and executed by Parent in the name of such Purchaser and, if required, with the requisite share transfer tax stamps duly affixed.

            (d) Articles and Bylaws of Parent. Such Purchaser shall have received copies of the Articles of Incorporation and Bylaws of Parent as they exist on the respective Closing Date.

            (e) Opinions of Counsel. Parent shall have furnished the Purchaser on the date on which the first share of Parent Preferred Stock is originally issued an opinion of counsel, dated the Closing Date for such Parent Preferred Stock Conversion, in form and substance reasonably satisfactory to such Purchaser.

            (f) No Litigation Threatened. No action or proceedings shall have been instituted or, threatened before a court or other government body or by any public authority to restrain or prohibit the Parent Preferred Stock Conversion to occur on such Closing Date.

            (g) Certificate of Designation. Parent shall deliver to such Purchaser evidence that the Certificate of Designation of Parent shall have been duly filed with the Secretary of State of Delaware and shall be in full force and effect.


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            3.6 Conditions to the Obligations of Parent. The obligation of
Parent to issue and sell the Parent Preferred Stock on any Closing Date is subject to the satisfaction of, or the waiver by Parent of, the following conditions at or prior to such Closing Date:

            (a) Representations and Warranties. The representations and warranties of the respective Purchaser contained in Section 3.4 hereof shall be true and correct in all material respects on and as of the respective Closing Date for such Parent Preferred Stock Conversion.

            (b) Agreements, Conditions and Covenants. Such Purchaser shall have performed or complied in all material respects with all agreements, conditions and covenants in connection with the Parent Preferred Stock Conversion to occur on such Closing Date to be performed or complied with by it on or before such Closing Date.

            (c) No Litigation Threatened. No action or proceedings shall have been instituted or, threatened before a court or other government body or by any public authority to restrain or prohibit the Parent Preferred Stock Conversion to occur on such Closing Date.

            (d) The Trigger Event. A Trigger Event shall have occurred and any Lender exercising its Conversion Option shall have provided Parent ten Business Days' notice requesting such Conversion.

            3.7 Indemnification. Parent agrees to indemnify and hold each Purchaser and its officers, directors, employees, affiliates and agents, and any successors thereto (and any officers, directors, employees, affiliates and agents of such successors) harmless from any liability, damage, deficiency, demand, claim, suit, action, or cause of action, fine, penalty, loss, cost, expense, including without limitation, reasonable attorney fees (collectively, "Damages") incurred or suffered as a result of or in connection with the enforcement of Parent's obligations with respect to any of the terms, conditions or agreements to be performed (or required to be performed) by it pursuant to the terms of this Agreement, including without limitation, any Damages incurred or suffered as a result of, or in connection with, or arising out of, the failure of any representation or warranty made by Parent in connection with an Parent Preferred Stock Conversion or as otherwise provided herein. The foregoing shall be in addition to, and in no way limit or impair the rights of any Lender to enforce Parent's obligations hereunder or seek damages or equitable relief in connection with any failure or assessed failure of Parent to perform its obligations hereunder. Notwithstanding anything in this Agreement, in no event shall Parent be obligated under this Agreement to indemnify any Lender for such Lender's failure to comply with Regulation Y.

            3.8 Rule 144A. Except at such times that Parent is a reporting company under Section 13 or 15(d) of the Exchange Act, Parent shall, upon the written request of any holder of Parent Preferred Stock, provide, subject to customary confidentiality arrangements, to any such holder and to any prospective institutional transferee of Parent Preferred Stock designated by such holder, such financial and other information as is available to Parent or can be obtained by Parent and as such holder may reasonably determine is required to permit a transfer of such Parent Preferred Stock to comply with the requirements of Rule 144A promulgated under the Act.


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            3.9 Common Stock Parent will not issue to the holders of common stock of Parent on or after the Restatement Effective Date (as defined in the Credit Agreement) (i) any class of common stock or any debt securities which (in either case) are convertible into any class of preferred stock of Parent at any time and (ii) any class of preferred stock other than preferred stock for fair market value.

            SECTION 4. MISCELLANEOUS.

            4.1 Representations and Warranties. In order to induce the Lenders to enter into the Credit Agreement and the making of each Credit Event provided for therein, Parent represents and warrants to the Administrative Agent and the Lenders as follows:

            (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power, authority and legal right to own its property and assets, and to transact the business in which it is engaged; and

            (ii) it has the full corporate power, authority and legal right to execute, deliver and perform each of its obligations under this Agreement and has taken all necessary corporate actions to authorize the execution, delivery and performance of each of its obligations under this Agreement and this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or effecting creditors' rights generally or by equitable principles relating to enforceability.

            4.2 No Guarantee of Indebtedness. Neither this Agreement, nor anything herein contained, nor any obligation performed or to be performed pursuant hereto by Parent shall be construed or deemed to constitute, a direct or indirect guarantee by Parent to any person or entity of the payment of the interest, principal or premium of any indebtedness, liability or obligation whatsoever of the Borrower or any Subsidiary of the Borrower, including, without limitation, the Loans.

            4.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed, faxed, sent by a nationally recognized express courier or delivered by hand, if to Parent, at 521 East Morehead Place, Suite 250, Charlotte, NC 28202,
Attention: Walter E. Leach, Jr. (with a copy to Paul, Hastings, Janofsky & Walker LLP, Tower 42, 25 Old Broad Street, London, England EC2N 1HQ, Attention:
Joel M. Simon); if to any Lender or the Administrative Agent in the manner specified in the Credit Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto as provided in this Section 4.3. All such notices and communications shall be effective at the earliest to occur of receipt, three business days after deposit in the United States mail, one Business Day after delivery to a nationally recognized express courier, and telephone confirmation of receipt of fax communication; provided, however, that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.


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            4.4 No Waiver, Remedies Cumulative. No failure or delay on the part of any of the Lenders or the Administrative Agent in exercising any right, power or privilege hereunder and no course of dealing between Parent or the Borrower, on the one hand, and any of the Lenders or the Administrative Agent, on the other, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any of the Lenders or the Administrative Agent would otherwise have. No notice to or demand on Parent in any case shall entitle Parent to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any of the Lenders or the Administrative Agent to any other or further action in any circumstances without notice or demand.

            4.5 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

            4.6 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            4.7 Amendment or Waiver. Neither this Agreement nor any of the terms hereof may be amended, modified, supplemented, waived, discharged or terminated unless such amendment, modification, supplement, waiver, discharge or termination is in writing signed by Parent and the Administrative Agent (with the consent of the Required Lenders). Any waiver or consent shall be effective only in the specific instance or for the specific purpose for which it was given.

            4.8 Governing Law and Jurisdiction. This Agreement, and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the law of the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, irrevocably accepts for itself and in respect of its property, unconditionally, the jurisdiction of the aforesaid courts with respect to any such action or proceeding.

            4.9 Successors and Assigns. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each of Parent and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of the Credit Agreement there may be no obligations outstanding. Parent acknowledges and agrees that this Agreement is made for the benefit of the Administrative Agent and the Lenders and that the Administrative Agent and/or the Lenders may enforce all of the obligations of Parent hereunder directly against Parent. Parent may not assign any of its rights or


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obligations hereunder without the consent of the Required Lenders. Prior to any
Parent Preferred Stock Conversion by a Lender, this Agreement and the rights of such Lender hereunder shall only be assignable by such Lender, to an assignee of such Lender under the Credit Agreement.

            4.10 Survival. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans.


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            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this agreement to be duly executed and delivered as of the date first above written.


                                       FAIRPOINT COMMUNICATIONS, INC.

                                       By:       /s/  Timothy W. Henry
                                          --------------------------------------
                                          Title: Vice President of Finance and
                                                 Treasurer


                                       FIRST UNION NATIONAL BANK, as
                                         Administrative Agent

                                       By:       /s/ Katherine A. Harkness
                                          --------------------------------------
                                          Title: Vice President


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